EXHIBIT (i)(2)

                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated July 8, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 68.


                                       /s/ Robert J. Toner
                                       Robert J. Toner, Esq.


November 19, 2004
Boston, Massachusetts